Exhibit 10.6

GUARANTY OF RECOURSE CARVE-OUTS

THIS GUARANTY OF RECOURSE CARVE-OUTS (the "Guaranty"), dated as of the 26th day of April, 2024 (the “Effective Date”) is made by PROCACCIANTI HOTEL REIT, INC. a Maryland corporation with a usual place of business at c/o The Procaccianti Group, LLC 1140 Reservoir Avenue, Cranston, Rhode Island 02920 (the "Guarantor") in favor of LIBERTY BANK, a mutual bank organized and existing under the laws of the State of Connecticut, having its principal place of business at 245 Long Hill Road, Middletown, Connecticut 06457 (the "Lender").

ARTICLE I:     RECITALS

1.1            The Lender is making a loan (the "Loan") in the amount of $10,850,000.00 to PHR WNC, LLC, a Delaware limited liability company with an address in c/o The Procaccianti Group, LLC 1140 Reservoir Avenue, Cranston, Rhode Island 02920 (the “Borrower” and a subsidiary of the Guarantor) pursuant to a Loan Agreement dated as of the date hereof by and between the Borrower and the Lender (as the same may be amended, restated, renewed, extended, supplemented or otherwise modified from time to time, the "Loan Agreement"). The Borrower will use the proceeds of the Loan to refinance the existing first mortgage on the Borrower’s property at 1014 Ashes Drive, Wilmington, North Carolina (the “Mortgaged Premises”) upon which is located a 120 room SpringHill Suites by Marriot Wilmington Mayfaire hotel facility (the "Hotel") operated by PHR WNC OPCO SUB, LLC a Delaware limited liability company with an address at in c/o The Procaccianti Group, LLC 1140 Reservoir Avenue, Cranston, Rhode Island 02920 (the “Operating Company”). Collectively, the Loan Agreement, and all documents executed and delivered by the parties in connection therewith are referred to as the "Loan Documents".

1.2            Lender requires as a condition to the making of the Loan that Guarantor shall have executed and delivered this Guaranty for the benefit of Lender and this Guaranty is executed and delivered to induce the Lender to make the Loan and to lend the Loan Proceeds to the Borrower. The Guarantor represents and warrants that the Guarantor is an interested party and directly benefits from the consummation of the Loan.

1.3            All capitalized words or phrases in this Guaranty which are not otherwise specifically defined hereinabove or elsewhere in this Guaranty shall have the same meaning herein as assigned in the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce Lender to make the Loan to Borrower, Guarantor hereby represents, warrants and covenants to Lender as follows:

ARTICLE II:     THE GUARANTY

2.1            Obligations Guaranteed.

A.	Environmental. Guarantor unconditionally guarantees to Lender the performance of the Borrower’s obligations under the Hazardous Materials Compliance and Indemnity Agreement of the Borrower to the Lender and the reimbursement to the Lender for the reasonable costs incurred by the Lender acting to protect his interest as lienholder or otherwise in the Project Premises to effect filings for, remediate, dispute or otherwise respond to a release (past, present or future), or imminent threat of release, of regulated hazardous materials to or upon the Project Premises after the Borrower has failed to take such action subject to and as required pursuant to the Hazardous Materials Compliance and Indemnity Agreement (the “Environmental Obligation”).

B.	Fraud. Guarantor unconditionally guarantees to Lender the reimbursement to the Lender for actual out of pocket damages and reasonable costs incurred by the Lender as a result of the following (the “Fraud Obligation”): (a) fraud or material misrepresentation by or on behalf of the Borrower or the Operating Company in connection with the Loan or the operation of the Hotel; (b) intentional willful misconduct of the Borrower or the Operating Company constituting waste in connection with the operation of the Hotel; (c) the removal or disposal of all or any material portion of the Collateral, as defined under the Loan Agreement by the Borrower or the Operating Company in connection with the operation outside the ordinary course of business of the Hotel after an Event of Default and expiration of any applicable cure or grace period under the Loan Documents, unless such Collateral is replaced with new Collateral of substantially the same value as the removed Collateral; (d) the intentional misappropriation, misapplication or conversion of funds inconsistent with the Loan Documents, by the Borrower or the Operating Company which funds arise from: (i) any insurance proceeds paid by reason of any loss, damage or destruction to all or any part of the Mortgaged Premises, (ii) any awards or other amounts received in connection with the condemnation of all or any part of the Mortgaged Premises, (iii) any rents revenues or other income from the Mortgaged Premises which are not first applied to current and fixed operating expenses (including taxes, assessments and/or utility charges) and debt service on the Mortgaged Premises, including security deposits of tenants/occupants of the Mortgaged Premises which are not turned over upon foreclosure or other exercise of its rights by the Lender; (iv)Omitted; (v) Omitted; or (vi) Omitted; and (e) unpaid taxes, assessments and/or utility charges with respect to the Mortgaged Premises (provided there is sufficient cash flow from operations at the Hotel made available to Borrower to pay the same)..

All of the above referenced obligations in Section 2.1 are referred to in this Guaranty collectively as the “Guarantor’s Obligations.” Notwithstanding anything contained herein to the contrary, Guarantor Obligations shall not include any costs or damages incurred by Lender which arise from punitive, consequential, special or exemplary damages or diminution of value losses.

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2.2            Guaranty Absolute and Unconditional. Subject to the limits set forth in Section 2.1, this Guaranty is an absolute, unconditional, present and continuing guaranty of payment and performance of the Guarantor Obligations and not of collection and is in no way conditioned or contingent upon any attempt to enforce Lender’s rights against Borrower or to collect from the Borrower or upon any other condition or contingency; accordingly, Lender shall have the right to proceed against Guarantor to the extent of this Guaranty immediately upon any Event of Default and expiration of any applicable cure or grace period (as defined in the Loan Agreement) under any mortgages securing the Loan (collectively, the “Mortgage”) or any of the Loan Documents without taking any prior action or proceeding to enforce the Loan Documents or any of them or for the liquidation or foreclosure of any security Lender may at any time hold pursuant thereto. Unless and until the Loan are paid in full, Guarantor hereby waives and releases any claim (within the meaning of 11 U.S.C. § 101) which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of Guarantor or any right of Guarantor to proceed against Borrower for reimbursement unless and until the Loan are paid in full. It is expressly understood that the waivers and agreements of Guarantor constitute additional and cumulative benefits given to Lender for its security and as an inducement for its extension of the Loan to Borrower. After an Event of Default and expiration of any applicable cure or grace period, Lender may at any time and from time to time take any and/or all actions and enforce all rights and remedies available to it hereunder or under applicable law to collect from Guarantor any amounts then due and payable hereunder by Guarantor and/or to cause Guarantor to fulfill his, her or its obligations hereunder.

2.3            Liability Unimpaired. Except as specifically limited herein, Guarantor’s liability hereunder for the Guarantor Obligations shall in no way be limited or impaired by, and Guarantor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of any of the Loan Documents or any other instrument made to or with Lender by Borrower or Guarantor. In addition, Guarantor’s liability hereunder for the Guarantor Obligations shall in no way be limited or impaired by (i) any extensions of time for performance required by any of the Loan Documents, (ii) any sale or assignment of the Loan Documents or foreclosure of the Mortgage or any sale or transfer of all or part of the Project Premises covered by the Mortgage, (iii) any exculpatory provision in any of said instruments limiting Lender’s recourse to the Project Premises or to any other security, or limiting Lender’s rights to a deficiency judgment against Borrower, (iv) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise, (v) the release or substitution in whole or in part of any security for the Loan, (vi) Lender’s failure to record the Mortgage or file any UCC financing statements (or Lender’s improper recording or filing of same) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan, (vii) the invalidity, irregularity or unenforceability, in whole or in part, of any of the Loan Documents, this Guaranty or any other instrument or agreement executed or delivered to Lender in connection with the Loan, (viii)  the inaccuracy of any of the representations and warranties made by Borrower in the Loan Agreement, the Mortgage, the other Loan Documents or any disbursement certificates or requests for disbursements made under the Loan Agreement, or (ix) any other action or circumstance whatsoever which constitutes, or might be construed to constitute, a legal or equitable discharge or defense (except full payment and satisfaction) of Borrower for its obligations under any of the Loan Documents or of Guarantor under this Guaranty, it being the intention of Guarantor that the obligations of Guarantor for the Guarantor Obligations hereunder are absolute, unconditional and irrevocable to the extent provided in Section 2.1 herein and except as otherwise provided herein; and, in any such case, whether with or without notice to Guarantor and with or without consideration.

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2.4            Litigation, Compliance with Judgments. The Guarantor represents and warrants that there are no actions, suits or proceedings pending or to Guarantor’s knowledge threatened against or affecting the Guarantor, at law, in equity or before or by any governmental authorities which would have a material effect on such Guarantor’s ability to perform his obligations hereunder. To the best of Guarantor’s actual knowledge, Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authorities.

2.5            Authorization and Enforceability; No Conflicts. The Guarantor has the full power and authority to enter into and perform its obligations under this Guaranty and this Guaranty is a legal, valid and binding instrument, enforceable against Guarantor in accordance with its terms, subject to applicable law, bankruptcy and laws of equity. The execution, delivery and performance of this Guaranty have been authorized by all proper and necessary actions of the Guarantor. The Guarantor represents and warrants that to the best of its knowledge, the consummation of the transactions contemplated hereby and the performance of this Guaranty have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which such Guarantor is a party or by which such Guarantor may be bound or affected.

2.6            Compliance with Laws. The Guarantor represents and warrants that such Guarantor is to the best of its knowledge, in compliance with, and the transactions contemplated by the Loan Documents and this Guaranty does not and will not violate any provision of, or require any filing, registration, consent or approval under, any federal, state or local law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award (hereinafter, “Laws”) presently in effect having applicability to such Guarantor. Guarantor will comply promptly with all Laws now or hereafter in effect having applicability to Guarantor; provided, however that Guarantor may challenge the applicability, interpretation or validity of any such Laws on reasonable legal grounds without violating the foregoing, so long as the rights or collateral of the Lender are not jeopardized thereby in the reasonable judgment of the Lender.

2.7            Release of Guaranty. Guarantor’s guaranty shall continue in full force in effect until the Loan and all other Obligations of the Borrower to the Bank under the Loan Documents are paid in full. Notwithstanding anything to the contrary contained herein or in the Loan Documents, the Guarantor shall not have any liability for any Guarantor Obligations: (a) which first occur after a transfer of the Mortgaged Property to a lender or third-party (that is not an affiliate of Borrower or Guarantor) resulting from a foreclosure or deed-in-lieu thereof or during any period that a receiver is in possession of the Mortgaged Property, (b) arising from the intentional acts of the Lender or exercise of its rights under the Loan Documents or (c) upon payment in full of the outstanding principal balance and accrued and unpaid interest on the Loan and all other sums owing under the Loan Documents (excluding any contingent obligations that survive repayment of the Loan) in accordance with their terms.

2.8            Non-Waiver Remedies Cumulative. No failure or delay on Lender’s part in exercising any right, power or privilege under any of the Loan Documents, this Guaranty or any other document made to or with Lender in connection with the Loan shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute Lender’s acquiescence in any default by Borrower or Guarantor under any of said documents. A waiver by Lender of any right or remedy under any of the Loan Documents, this Guaranty or any other document made to or with Lender in connection with the Loan on any one occasion shall not be construed as a bar to any right or remedy which Lender otherwise would have on any future occasion. The rights and remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

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2.9           Representations and Warranties of Guarantor.     The Guarantor makes the following representations, warranties and covenants as an inducement to the Lender to make the Loan:

A.	Suits, Proceedings. There are no suits or proceedings pending or to the actual knowledge of the Guarantor threatened against or affecting the Guarantor or the Project Premises nor any proceedings involving the Guarantor by or before Governmental Authorities which bring into question the validity or enforceability of this Agreement or the Loan Documents to which it is a party and which, if determined adversely to the Guarantor, would have a materially adverse effect on the Guarantor’s financial conditions or businesses or the ability of the Guarantor to enter into and carry out the terms and provisions of this Agreement.

B.	Conflicts, Records. To the Guarantor’s knowledge, the execution, delivery, and performance of this Agreement and all Loan Documents to which Guarantor is a party will not conflict with or result in any breach or contravention of, or the creation of any lien under, any indenture, agreement, lease, instrument or undertaking, to which the Guarantor may be a party or by which it may be bound.

C.	Defaults. The Guarantor shall promptly, upon becoming aware of the existence of any condition, or event which constitutes an Event of Default hereunder, or any condition or event which upon notice or lapse of time or both will constitute an Event of Default hereunder, or any threatened or pending litigation or administrative proceedings any of which could be reasonably be expected to have a material adverse effect on the financial condition of the Guarantor, give written notice of the same to the Lender specifying the nature thereof and the action proposed to be taken with respect thereto.

D.	Omitted.

E.	Financial Representations. Any and all financial statements heretofore delivered to the Lender by the Guarantor are true and correct in all material respects and fairly present the financial conditions of the subjects thereof as of the respective dates thereof, and that no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

F.	Tax Filings. The Guarantor has and will continue to file all federal, state and local tax returns and other reports required by law to be filed and has paid and will continue to pay all taxes, assessments and other charges of Government Authorities when due and payable and will reserve funds or make adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. The Guarantor has no actual knowledge of any deficiency or additional assessment in connection with any taxes, assessments or charges not provided for on the Guarantor’s books.

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2.10            Financial Covenants. During the term of the Loan, the Guarantor shall maintain a minimum Net Worth (defined as total assets minus total liabilities, both as determined in accordance with GAAP) of $25,000,000 and evidence minimum liquidity of $750,000 at all times, as evidenced by the annual Form 10-K financial statements of the Guarantor filed annually with the United States Securities and Exchange Commission.

2.10            Severability. Any provision of this Guaranty, or the application thereof to any person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty (or the remaining portions of such provision) or the application thereof to any other person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any person or circumstance in any other jurisdiction.

2.11            Entire Agreement; Amendments. This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated except by a written instrument signed by the person against whom enforcement of the waiver, amendment or termination is sought.

2.12            Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of Lender and Guarantor and their respective heirs, personal representatives, successors and assigns. This Guaranty may be assigned by Lender with respect to all or any portion of the obligations guaranteed hereby, and when so assigned Guarantor shall be liable under this Guaranty to the assignee(s) of the portion(s) of the obligations guaranteed hereby so assigned without in any manner affecting the liability of Guarantor hereunder to Lender with respect to any portion of the obligations guaranteed hereby retained by Lender.

2.13            WAIVER OF TRIAL BY JURY. GUARANTOR, AND BY ITS ACCEPTANCE HEREOF, LENDER, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. GUARANTOR AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

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2.14            ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT. GUARANTOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF LENDER ON THIS GUARANTY, ANY AND EVERY RIGHT GUARANTOR MAY HAVE TO (I) TO OBJECT TO THE JURISDICTION OR VENUE OF ANY STATE OR FEDERAL COURT SITTING IN THE TOWN OF LITCHFIELD, LITCHFIELD COUNTY, CONNECTICUT, (II) TO INJUNCTIVE RELIEF, (III) TO INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (IV) TO HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT GUARANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM. THE FOREGOING WAIVERS ARE GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF ANY OR ALL OF THE FOREGOING WAIVERS.

2.15            Governing Law; Submission To Jurisdiction. This Guaranty and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut (the “State”) (without giving effect to the State’s principles of conflicts of law). Guarantor hereby irrevocably submits to the jurisdiction and venue of any state or federal courts in the State of Conecticut, as well as to the jurisdiction of any other court, including all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state or federal court sitting in the State Connecticut, may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address set forth in the introductory paragraph or such other address provided to Lender by notice as provided in the Loan Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed.

2.16            Paragraph Headings. Any paragraph headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction hereof.

2.17            Liability Unaffected by Release. Any other person liable upon or in respect of any obligation hereby guaranteed, may be released without affecting the liability of Guarantor hereunder.

2.18            Notices. Notices shall be given in the manner provided in the Loan Agreement.

2.19            Principles of Construction. All references to sections, paragraphs, schedules and exhibits are to sections, schedules and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. The recitals to this Guaranty shall be deemed a part hereof and all exhibits and schedules attached hereto, if any, are incorporated herein by reference for all purposes. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined and “including” means including without limitation. Whenever the context requires, each gender shall include all other genders.

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2.20            Patriot Act.     Lender is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001) (the “Act”) and hereby notifies the Guarantor that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Guarantor, which information includes the name and address of the Guarantor and other information that will allow Lender to identify the Guarantor in accordance with the Act.

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Signature and notary acknowledgement

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IN WITNESS WHEREOF, this Guaranty has been executed and delivered by the undersigned as of the date first above written.

GUARANTOR:

PROCACCIANTI HOTEL REIT, INC.

/s/ Ryan Stark		By:	/s/ James A. Procaccianti
Witness			Name: James A. Procaccianti
Title: President

STATE OF FLORIDA	)
)
COUNTY OF PALM BEACH	)

On this 24th day of April 2024, before me the undersigned notary public, personally appeared the above-named James A. Procaccianti, in his/her capacity as President of PROCACCIANTI HOTEL REIT, INC. and proved to me through satisfactory evidence of identification to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as his/her free act and deed and the free act and deed of PROCACCIANTI HOTEL REIT, INC.

Before me,
/s/ Lynn Critides Horne
,Notary Public
My Commission Expires:	4/30/2027

Guaranty Recourse Carve-outs Signature Page

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